SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 20, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Entry into a Material Definitive Agreement.

Separation and General Release

On March 20, 2008, we entered into a Separation and General Release with Michael L. Ashner, pursuant to which he stepped down as Executive Chairman and Director of Strategic Acquisitions.  The Separation and General Release is summarized in Item 5.02 and attached hereto as Exhibit 99.1.

Services and Non-Compete Agreement

On March 20, 2008, we entered into a Services and Non-Compete Agreement with Mr. Ashner and FUR Advisors LLC.  The Services and Non-Compete Agreement is summarized in Item 5.02 and attached hereto as Exhibit 10.1.

Amendment to Voting Trustee Agreement

On March 20, 2008, we entered into an amendment to the Voting Trustee Agreement, dated as of December 31, 2006, with The Lexington Master Limited Partnership and NKT Advisors LLC.  The amendment provides that we will (i) notify the holders of Special Voting Partnership Units (defined therein) regarding any matter as to which votes or consents are sought by Lexington from the holders of Special Voting Preferred Stock, (ii) provide such holders with copies of materials provided to common shareholders in connection with such vote or consent and (iii) provide such holders with the means with which to indicate their votes.

The foregoing description of the amendment is qualified in its entirety by reference to the Amendment No. 1 to Voting Trustee Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, we announced that E. Robert Roskind, who previously served as Chairman from 1993 to 2006, as Chairman of our Board of Trustees, to replace Michael L. Ashner, who has resigned as Executive Chairman and Director of Strategic Acquisitions.

Biographical information for Mr. Roskind is contained in our Annual Report on Form 10-K filed on February 29, 2008.

Pursuant to a Separation and General Release, we will accelerate the vesting on 16,867 restricted shares previously granted to Mr. Ashner. The Separation and General Release also contains customary terms and conditions, including, without limitation, a mutual release of claims each party may have against the other, if any.

The foregoing description of the Separation and General Release is qualified in its entirety by reference to the Separation and General Release attached as Exhibit 99.1 to this Current Report on Form 8-K.

On March 20, 2008, we also entered into a Services and Non-Compete Agreement with Mr. Ashner and FUR Advisors LLC, which provides that Mr. Ashner and FUR Advisors LLC will provide us with certain asset management services in exchange for $1.5 million to be paid out monthly until December 31, 2008.

The Services and Non-Compete Agreement provides that the Exclusivity Services Agreement with Mr. Ashner, which requires Mr. Ashner to offer us all of his net lease investment opportunities, will terminate on December 31, 2008.

The Services and Non-Compete Agreement also provides that prior to December 31, 2008, Mr. Ashner, FUR Advisors LLC and their controlled affiliates, including, without limitation, Winthrop Realty Trust, will not, subject to certain exceptions, effect (i) any acquisition of our securities or assets; (ii) any tender or exchange offer, merger or other business combination involving us; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to us; or (iv) any “solicitation” of “proxies” to vote any voting securities of Company.

The foregoing description of the Services and Non-Compete is qualified in its entirety by reference to the Services and Non-Compete attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.     Regulation FD Disclosure.

On March 20, 2008, we issued a press release announcing the appointment of E. Robert Roskind as our Chairman and the resignation of Michael L. Ashner. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 10-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1	Services and Non-Compete Agreement, dated March 20, 2008

10.2	Amendment No. 1 to Voting Trustee Agreement, dated March 20, 2008

99.1	Separation and General Release, dated March 20, 2008

99.2	Press Release issued March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 24, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Services and Non-Compete Agreement, dated March 20, 2008

10.2	Amendment No. 1 to Voting Trustee Agreement, dated March 20, 2008

99.1	Separation and General Release, dated March 20, 2008

99.2	Press Release issued March 20, 2008.